CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

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Exhibit 10.3
FPL SECOND COMMITMENT AND EXTENSION AGREEMENT

This FPL SECOND COMMITMENT AND EXTENSION AGREEMENT (this “Agreement”) is made as of January 29, 2026, by and among Kioxia Corporation, a Japanese corporation (“KIC”), Sandisk Corporation, a Delaware corporation (“Sandisk Parent”), SanDisk LLC, a Delaware limited liability company (“SanDisk”), and SanDisk (Cayman) Limited, a company organized under the laws of the Cayman Islands (“SanDisk Cayman” and, together with KIC, Sandisk Parent and SanDisk, the “Parties”).
WHEREAS, KIC, SanDisk and SanDisk Cayman are parties to that certain Flash Partners Master Agreement, dated as of September 10, 2004 (as amended, the “FP Master Agreement”), and the other FP Operative Documents, which collectively provide for the management and operation of Flash Partners Limited, a Japanese tokurei yugen kaisha (“FPL”), and which by their terms were originally set to expire as of December 31, 2019;
WHEREAS, KIC, SanDisk and SanDisk Cayman entered into the FPL Commitment and Extension Agreement on October 20, 2015 (as amended by the Amendment to FPL Commitment and Extension Agreement, dated as of December 12, 2017, the “FPL First Extension Agreement”), to, among other things, extend the term of FPL, the FP Master Agreement and the other FP Operative Documents to December 31, 2029; and
WHEREAS, the Parties desire to further extend the term of FPL, the FP Master Agreement and the other FP Operative Documents to December 31, 2034.
NOW, THEREFORE, on the terms and subject to the conditions and limitations set forth in this Agreement, with reference to Section 2.1 of Appendix A to the FP Operative Documents and Section 2.4 of the FP Operating Agreement, the Parties hereby agree as follows:
1.    RELATION TO FP OPERATIVE DOCUMENTS
1.1    Application of Appendix A. Appendix A to the FP Operative Documents, as amended by this Agreement (“Appendix A”), shall apply to this Agreement. The capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A (or, if not defined in Appendix A, the respective meanings assigned to them in the FP Master Agreement) and the rules of construction and documentary conventions set forth in Appendix A shall apply to this Agreement as if set forth herein.
1.2    Effect of this Agreement. Except as expressly set forth in this Agreement, the FP Operative Documents shall be unaffected by this Agreement, and this Agreement shall be governed by and subject to the terms of the FP Operative Documents as amended hereby. From and after the date of this Agreement, each reference in any FP Operative Document to “this

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Agreement,” “hereof,” “hereunder” or words of like import, and all references to such FP Operative Document in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Agreement or as otherwise expressly provided) shall be deemed to mean such FP Operative Document, as amended by and giving effect to this Agreement, whether or not such amendment is expressly referenced.
1.3    Addition to FP Operative Documents and Underlying Agreements. This Agreement shall be deemed to be (a) an FP Operative Document and the definition of “FP Operative Documents” as set forth in Appendix A is hereby amended so as to include this Agreement and (b) an Underlying Agreement for purposes of that certain Parent Guarantee and Undertaking as to Collaboration, dated February 7, 2025, among KIC and Sandisk Parent.
2.    EXTENSION
2.1    FPL Term Extended. Section 2.4 (“Term; Extension”) of the FP Operating Agreement is hereby amended and restated in its entirety as follows:
“Term; Extension. The Company shall be terminated on December 31, 2034, unless extended by mutual written agreement of all the Unitholders or earlier terminated in accordance with Section 11 (Dissolution). Any such extension shall be effective only upon the written agreement of all of the Unitholders and shall be on such terms and for such period as set forth in such agreement. The Unitholders agree to meet, no later than December 31, 2033, to discuss the possible extension of the term of the Company.”
2.2    FPL Articles of Incorporation. Promptly following the date hereof, the Parties shall cause the Articles of Incorporation of FPL to be amended to extend the term of FPL to December 31, 2034.
3.    OTHER AMENDMENTS
3.1    FP Master Agreement. Any reference in the FP Master Agreement to the FPL First Extension Agreement is hereby amended to also include a reference to this Agreement.
3.2    Restructuring Costs. Section 4.2 of the FPL First Extension Agreement is hereby amended and restated in its entirety as follows:
“Restructuring Costs. In connection with any termination of Flash Partners, the FP Master Agreement and/or the FP Operating Agreement:
(a)    the Parties shall exercise their respective reasonable best efforts to plan such termination in advance with the goal of minimizing related costs;

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(b)    with respect to employees of KIC, Sandisk Parent or any of their respective Subsidiaries working at the Y3 Facility, (i) in the case of those that are employees of KIC or any of its Subsidiaries, KIC will use its reasonable best efforts to retrain or relocate such individuals to other KIC facilities, and (ii) in the case of those that are employees of Sandisk Parent or any of its Subsidiaries, Sandisk Parent will use its reasonable best efforts to retrain or relocate such individuals to other Sandisk Parent facilities, in each case, to the maximum extent possible;
(c)    [***]; and
(d)    [***].
[***]; and
[***].
3.3    FPL Note Agreement. Promptly following the date hereof, the Parties shall amend the Note Agreement dated as of June 8, 2006, among FPL, KIC and SanDisk (as amended, the “FPL Note Agreement”) and all promissory notes issued by FPL pursuant to the FPL Note Agreement to reflect the extension of the FPL term to December 31, 2034.
4.    MISCELLANEOUS
4.1    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where application of Japanese law is mandatory.
4.2    Other Terms. Further to Section 1.1 above, the general, miscellaneous, interpretive, non-disclosure and other terms and conditions provided in Appendix A shall apply to this Agreement as if set forth herein.
Signature page follows

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

SANDISK CORPORATION		KIOXIA CORPORATION

By:	/s/ David Goeckeler	By:	/s/ Nobuo Hayasaka
Name:	David Goeckeler	Name:	Nobuo Hayasaka
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer

SANDISK LLC

By:	/s/ Bernard Shek
Name:	Bernard Shek
Title:	President

SANDISK (CAYMAN) LIMITED

By:	/s/ Jae Park
Name:	Jae Park
Title:	Director and Secretary

Signature Page to FPL Second Commitment and Extension Agreement